SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 2, 2016

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Current Report on Form 8-K/A (this "Amended 8-K") is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2016 (the "Original 8-K"). The purpose of this Amended 8-K is to update the disclosure under "Item 5.07 Submission of Matters to a Vote of Security Holders" of the Original 8-K to provide a summary of final results of matters voted on at the 2016 annual meeting of shareholders on May 2, 2016.

a)    The five nominees for director were elected to serve three-year terms ending in 2019, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Ralph Alvarez	801,924,801	32,835,411	1,749,774	114,263,402
R. David Hoover	822,259,666	12,607,573	1,642,747	114,263,402
Juan R. Luciano	830,842,572	4,288,667	1,378,747	114,263,402
Franklyn G. Prendergast, M.D., Ph.D.	825,861,467	9,367,687	1,280,832	114,263,402
Kathi P. Seifert	819,249,421	15,536,400	1,724,165	114,263,402

b)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	817,397,904
Against:	15,124,863
Abstain:	3,987,219
Broker Nonvote:	114,263,402

c)	The appointment of Ernst & Young as our principal independent auditor was ratified by the following shareholder vote:

For:	929,115,827
Against:	20,450,045
Abstain:	1,207,516

d)	By the following vote, a shareholder proposal seeking a report regarding how we select the countries in which we operate or invest was not approved:

For:	14,603,485
Against:	779,985,096
Abstain:	41,921,405
Broker Nonvote:	114,263,402

As of the record date of the meeting, 1,104,492,346 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:     /s/ James B. Lootens
Name:    James B. Lootens
Title:     Corporate Secretary

Dated: May 9, 2016